Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of Fidelity Hereford Street Trust: Fidelity Government Money Market Fund of our report dated June 9, 2011; Fidelity Money Market Fund of our report dated June 10, 2011; and Fidelity U.S. Treasury Money Market Fund of our report dated June 9, 2011 on the financial statements and financial highlights included in the April 30, 2011 Annual Reports to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
June 23, 2011